Exhibit 10.7

Execution Version

TWELFTH SUPPLEMENTAL INDENTURE

This Twelfth Supplemental Indenture (this “Supplemental Indenture”), dated as of April 1, 2021, is by and among Energy Transfer LP, a Delaware limited partnership, as successor entity under each of the Indentures referred to below (in such capacity, the “Successor Entity”), Regency Energy Finance Corp., a Delaware corporation (“Regency Finance”), and Wells Fargo Bank, National Association (the “Trustee”), as trustee under each of the Indentures referred to below.

WITNESSETH

WHEREAS, Regency Energy Partners LP, a Delaware limited partnership (“Regency”), and Regency Finance, the guarantors party thereto and the Trustee entered into the Indenture dated as of September 11, 2013 (the “Base Indenture”), as supplemented by (i) 5.875% Senior Notes due 2022 (the “2022 5.875% Notes”) in an aggregate principal amount of $900,000,000, pursuant to the Third Supplemental Indenture dated as of February 10, 2014 (the “2022 5.875% Notes Indenture”) and (ii) 5.00% Senior Notes due 2022 (the “2022 5.00% Notes” and, together with the 2022 5.875% Notes, the “Notes”) in an aggregate principal amount of $700,000,000, pursuant to the Sixth Supplemental Indenture dated as of July 25, 2014 (the “2022 5.00% Notes Indenture” and, the Base Indenture as so amended and supplemented by the 2022 5.875% Notes Indenture and the 2022 5.00% Notes Indenture and as further amended, supplemented or otherwise modified to date, collectively the “Indentures” and each individually as an “Indenture”);

WHEREAS, Energy Transfer Operating, L.P., a Delaware limited partnership (“ETO”), became a co-obligor under the Indentures;

WHEREAS, the Notes are the only series of securities outstanding under the Indentures on the date hereof;

WHEREAS, ETO merged (the “Merger”) with and into the Successor Entity pursuant to that certain Agreement and Plan of Merger dated as of April 1, 2021 by and between ETO and the Successor Entity;

WHEREAS, Section 10.01(a) of each Indenture provides that ETO may, among other things, merge with or into another Person if, among other things, the Person who survives the merger expressly assumes ETO’s obligations under the Notes and each Indenture;

WHEREAS, Section 9.01(3) of each Indenture provides that, without the consent of any Holders, each Indenture may be amended to provide for the assumption of ETO’s obligations to the Holders of the Notes in the case of a merger;

WHEREAS, the Successor Entity and Regency Finance desire and have requested the Trustee to join in entering into this Supplemental Indenture for the purpose of evidencing the assumption by the Successor Entity of ETO’s obligations to the Holders of the Notes under each of the Indentures;

WHEREAS, the Successor Entity and Regency Finance have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that (i) the Merger and this Supplemental Indenture comply with each of the Indentures, (ii) all conditions precedent provided in each of the Indentures relating to the execution and delivery of this Supplemental Indenture have been complied with and (iii) this Supplemental Indenture is authorized or permitted by each Indenture;

WHEREAS, the Successor Entity and Regency Finance have been authorized by Board Resolutions or equivalent partnership or corporate action to enter into this Supplemental Indenture;

WHEREAS, pursuant to Section 9.01 of each of the Indentures, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, this Supplemental Indenture shall not result in a material modification of the Notes for purposes of compliance with the Foreign Accounts Tax Compliance Act; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Successor Entity to make this Supplemental Indenture valid and binding on the Successor Entity and Regency Finance, as applicable, have been complied with or have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Successor Entity, Regency Finance and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE ONE

Section 1.01. CAPITALIZED TERMS. Terms used herein and not defined herein shall have the meanings assigned to them in the applicable Indenture.

ARTICLE TWO

Section 2.01. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall become effective as of the date hereof upon its execution by the Successor Entity, Regency Finance and the Trustee.

Section 2.02. ASSUMPTION OF OBLIGATIONS. The Successor Entity hereby expressly assumes the obligations of ETO under each of the Indentures and the Notes.

Section 2.04. NOTICES. All notices or other communications to the Successor Entity shall be given as provided in each of the Indentures addressed as follows:

Energy Transfer LP

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

Attn: Ashton Hayse

ARTICLE THREE

Section 3.01. RATIFICATION OF EACH INDENTURE; SUPPLEMENTAL INDENTURE. Each of the Indentures is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Successor Entity, Regency Finance and the Trustee, this Supplemental Indenture shall form a part of each of the Indentures for all purposes, and the Successor Entity, Regency Finance, the Trustee and every Holder of each series of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the 2020 Notes Indenture, the 2022 5.875% Notes Indenture or the 2022 5.00% Notes Indenture, whether within such indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall require otherwise.

Section 3.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.03. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which are made by the Successor Entity, Regency Finance and the Trustee assumes no responsibility for their correctness.

Section 3.04. SUCCESSORS. All covenants and agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns. All covenants and agreements of the Successor Entity in this Supplemental Indenture shall bind its successors and assigns.

Section 3.05. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e. “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e. “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 3.06. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.07. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or any of the Indentures shall not in any way be affected or impaired thereby. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of each of the Indentures and shall, to the extent applicable, be governed by such provisions. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

SUCCESSOR ENTITY:

ENERGY TRANSFER LP

By: LE GP, LLC, its general partner

By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Co-Chief Executive Officer

REGENCY FINANCE:

REGENCY ENERGY FINANCE CORP.

By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Chief Financial Officer

Twelfth Supplemental Indenture to

September 2013 Wells Fargo Indenture

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joel Odenbrett
Name:	Joel Odenbrett
Title:	Assistant Vice President

Twelfth Supplemental Indenture to

September 2013 Wells Fargo Indenture